                                                                   EXHIBIT 10.17


                                  SUPPLEMENT TO
                           SECOND AMENDED AND RESTATED
                      BRIDGE LOAN AND CONSULTING AGREEMENT


         This Supplement to the Second Amended and Restated Bridge Loan And Consulting Agreement (" Supplemental Agreement") is entered into on this 29th day of May, 1998, by and between Pacific Acquisition Group, Inc., a Colorado corporation ("PAG") and Legacy Brands, Inc., a California corporation ("Legacy"). PAG and Legacy are collectively referred to herein as the "Parties." Capitol Bay Securities, Inc., a California corporation, ("CBS") is a party with respect only to certain specified portions hereof.

                                 R E C I T A L S

         WHEREAS, pursuant to that Second Amended and Restated Bridge Loan and Consulting Agreement (the "Agreement"), entered into, inter alia, between Legacy and PAG on June 12, 1997, certain rights to the issuance of additional shares were granted by Legacy to PAG, subject to certain circumstances as set forth therein (the "PAG Contingency"); and

         WHEREAS, Legacy is now in the process of filing a registration statement with the Securities and Exchange Commission relating to an underwritten initial public offering of up to 1,500,000 units, each unit consisting of one share of common stock and one warrant to purchase a share of common stock, in the aggregate amount of up to $7,500,000 (the "IPO"); and

         WHEREAS, the Underwriter and the Parties hereto believe it to be in the best interests of consummating the IPO to resolve the PAG Contingency prior to proceeding with the IPO; and

         WHEREAS, the Underwriter and Legacy have determined it to be in the best interests of consummating the IPO to reduce the number of shares of common stock of Legacy outstanding prior to the IPO which will be accomplished through a reverse split of the outstanding common stock whereby 1 share of common stock of Legacy will be issued for each 3.2 shares of common stock outstanding (the "Reverse Stock Split"), which Reverse Stock Split will become effective at about the time that the registration statement with respect to the IPO shall have been filed with the SEC.

         NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Recitals and Restatement.

         1.1. The recitals set forth above are true, accurate and correct, and are fully incorporated herein by this reference.

         1.2. The Second Amended and Restated Agreement is hereby amended only to the extent specifically set forth herein. All other provisions thereof remain as set forth therein.

         1.3 The following sections of the Agreement are restated in their entirety to read as follows:

Section 2. Intentionally omitted.

Section 3. Compensation; Registration Rights.

         3.1 For services rendered by PAG under the Agreement, Legacy agrees to issue that number of shares of its common stock to PAG or pursuant to its instructions as set forth herein:

                  3.1.1 PAG has been issued a total of 190,000 shares of common stock (59,375 shares upon effectiveness of the Reverse Stock Split) in partial consideration for the services rendered pursuant thereto ("Initial Holdings");

                  3.1.2 Legacy hereby agrees to issue an additional 120,625 shares of its common stock, after giving effect to the Reverse Stock Split, (the "Additional Shares") to PAG which Additional Shares shall be released to PAG, or its assignees, at the earlier of: (i) 30 days following the closing of the IPO; or (ii) 30 days following the termination of the IPO; provided, however, pursuant to Rule 144 of the 1933 Act, neither the Initial Holdings nor the Additional Shares may be resold prior to the earlier of 91 days following the closing or termination of the IPO, whichever is earlier.

                  3.1.3 Such Additional Shares shall be deemed to be validly issued, fully paid and non-assessable. It is understood that approximately 75% of such Initial Holdings and Additional Shares are being held by PAG for the account of PAG shareholders (the "Shareholder Shares"). The remaining 25% are held for the account of PAG or its directors, officers or employees (the "Company Shares") (the Shareholder Shares and the Company Shares shall sometimes collectively be referred to as the "PAG Shares"). PAG hereby disclaims beneficial ownership of the Shareholder Shares.

         3.2 Intentionally omitted.

         3.3 Piggyback Registration Rights. For the purposes of this Section 3.3, references to PAG or shares held by PAG shall mean and refer to Shareholder Shares and Company Shares as such terms are defined and used in Section 3.1.3 herein.

                  3.3.1 Inclusion in Registration Statement If, at any time during the Term, as defined in Section 5 below, Legacy intends to file a registration statement with the Securities and Exchange Commission (other than registrations filed on Form S-8 or on Form S-4, or any similar or successor forms then in effect under the 1933 Act) (collectively referred to as a "Registration Statement") to register any of its securities pursuant to the 1933 Act, whether or not for its own account (the "Registration"), then Legacy shall provide written notice to PAG of its intention to do so. (PAG's rights under this Section 3.3.1 are hereinafter referred to as "Piggyback Registration Rights.") Upon the written request of PAG, made within ten (10) days of receipt of such notice, and subject to the provisions set forth herein, Legacy shall include such PAG Shares in the Registration Statement as set forth in the notice from PAG. Legacy shall keep such Registration Statement effective for a minimum of sixty (60) days and shall comply with all federal and state laws or regulations necessary for PAG to effect a sale or disposition during such period.

                  3.3.2 Limitations on Amount of PAG Shares to be Included Legacy shall be obligated to include the PAG Shares, or any part thereof, in a Registration Statement, only if the Underwriter, as herein defined, determines, in its sole discretion, that the inclusion of such PAG Shares and the shares of any other holder of shares, excluding Legacy (collectively referred to as the "Non-Legacy Shares"), intended to be included in such Registration Statement will not have a material adverse affect on a current or proposed offering of Legacy (the "Public Offering"). To the extent the Underwriter shall determine not to include some or all of the PAG Shares, such exclusion shall only be on a pro-rata basis among all of the holders of the Non-Legacy Shares according to the number of shares sought to be included in the Public Offering. To the extent that any PAG Shares shall not have been included in such Public Offering, then the Piggyback Registration Rights shall continue to be in force and effect as to such portion of the PAG Shares which has not been registered. PAG shall not be entitled to more than one Piggyback Registration in any one fiscal year of Legacy. For the purposes of this Agreement, the term "the Underwriter," shall include the representative or representatives of the Underwriters in any proposed Public Offering and any other investment banker or placement agent with which Legacy has or may have a contractual relationship from time to time.

                  3.3.3 Information and Documents In the event Legacy shall be required by the provisions of this Section 3.3 to effect the registration of the PAG Shares, PAG shall timely furnish, in writing, such information as is requested by Legacy or the Underwriter or their representatives, including their legal counsel and accountants, for inclusion in the Registration Statement relating to such Public Offering and such other information and documentation as Legacy shall reasonably request. In addition, PAG shall execute and deliver such agreements, certifications and other documents, including, without limitation, selling shareholder instructions, powers-of-attorney, and custody agreements, as Legacy or Underwriter may reasonably request. Legacy's obligation to register the PAG Shares shall be subject to the fulfilment of the duty of PAG to cooperate fully with Legacy and the Underwriter and their representatives in the preparation of the Registration Statement covering the PAG Shares and to otherwise not be in default of any provisions of this Supplemental Agreement or the Agreement.

                  3.3.4 Expenses All expenses incurred in connection with any Registration under this Section 3.3.4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any audits incident to or required by any such registration are herein called "Registration Expenses." All underwriting discounts and selling commissions applicable to any offer and sale of securities herein are called "Selling Expenses." Legacy will pay all Registration Expenses attributable to the PAG Shares in connection with any Registration pursuant to this Section 3.3.4. All Selling Expenses in connection with any registration pursuant to this Section 3.3.4 shall be borne by Legacy and PAG, pro rata as the shares registered thereby being sold or registered by each of them bears to the total number of shares being registered. PAG shall bear the fees and costs of its own counsel. Notwithstanding the foregoing provisions of this Section 3.3.4, PAG shall pay for all Registration and Selling Expenses which applicable state securities or other regulatory agencies (whether governmental or otherwise) require to be paid by persons selling shares in the Public Offering as a condition to qualification or registration of the securities being sold or registered.

                  3.3.5 Prospectus Delivery PAG shall comply with the prospectus delivery requirements of applicable federal or state securities laws in connection with any registration. If any prospectus becomes outdated, inaccurate, or misleading, PAG shall cease using all such prospectuses upon notice thereof from Legacy and shall return all copies of such prospectuses under PAG's control to Legacy.

                  3.3.6 No Registration Required Legacy shall not be required to effect a registration under this Section 3.3 if PAG would otherwise be able to sell, in its entirety on the day following the receipt by PAG of the Notice under Section 3.3.1, without registration, the number of shares sought to be registered at the time of the registration, pursuant to Rule 144 promulgated by the Securities and Exchange Commission as then in effect or pursuant to any other exemption from the registration provisions of the 1933 Act then available to PAG (collectively referred to as "Rule 144"), so long as the purchaser thereof shall acquire shares that are not subject to any restriction on resale as may otherwise be imposed pursuant to Rule 144.

                  3.3.7 Termination of Rights Legacy's obligations to register PAG Shares pursuant to this Section 3.3 shall cease and terminate as to the PAG Shares upon the occurrence of the earlier of the following: (i) the termination of this Agreement according to its terms; (ii) at any time the PAG Shares become freely transferable without registration under the 1933 Act, in the opinion of Legacy's counsel, retained at Legacy's sole cost and expense, which counsel may rely upon the opinion of PAG's counsel, which counsel shall be experienced in the matters which are the subject of such counsel's opinion and retained at PAG's sole cost and expense; or iii) twenty four (24) months from the effective date of any such Registration Statement (the "Closing").

                  3.3.9   The Right of First Refusal

                           3.3.9.1 Term of Right of First Refusal PAG hereby
grants to CBS a right of first refusal ("First Refusal Right") to acquire any PAG Shares applicable to any Transfer transaction entered into by PAG for a period commencing on the Closing and continuing for a period ending on the earlier of: (i) twenty four (24) months from the Closing; or (ii) such time as all of the PAG Holdings shall otherwise have been disposed of in compliance with the limitations and restrictions contained in this Agreement.

                           3.3.9.2 Time for Notice and Exercise PAG shall
provide notice, in writing, to CBS or its designed nominee, with a copy to Legacy at such time as he wishes to consummate a Transfer with a bona fide purchaser for value (as such terms are used in the California Commercial Code), which party is unrelated and unaffiliated (as such terms are used in Section 16 of the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder) with or to PAG (the "Transfer Notice"). In the event such Transfer Notice shall set forth all of the terms and conditions of the proposed Transfer, including, but not limited to, the name and address(es) of the proposed Transferee, the consideration to be provided, and the time when the Transfer will be completed. Any documents relating to such Transfer shall also be provided as a part of the Transfer Notice. The Transfer Notice shall be deemed to have been delivered until such time as all constituent documents and required information have been provided. CBS or its designated nominee shall have a period of five (5) business days from the date that a complete Transfer Notice shall have been provided ("Acceptance Period") in order to accept such proposed Transfer by providing to PAG, notice of acceptance, in writing ("Acceptance Notice"). Such Acceptance Notice shall constitute an irrevocable acceptance of the Transfer to be completed by CBS on the terms and conditions set forth in the Transfer Notice. In the event that CBS shall not have delivered its Acceptance Notice to PAG within the Acceptance Period, PAG may complete the Transfer. In the event that PAG shall fail to complete the Transfer on the same terms and conditions as set forth in the Transfer Notice for any reason, then the Transfer shall be deemed to have been terminated and the First Refusal Right with respect to such PAG Shares shall be deemed reinstated and in full force and effect.

                           3.3.9.2.1 In the event that the proposed Transfer
shall be a transaction pursuant to Rule 144, (Rule 144 Transaction") the notice required to be filed and delivered pursuant thereto, shall be deemed to be the Transfer Notice.

                           3.3.9.2.2 In the event that the proposed Transfer
shall be in the form of a transaction whereby the PAG Shares shall be pledged, hypothecated or in any other manner subject to or held as security for the performance of the obligations of PAG, the secured party in such transaction shall be notified of the First Refusal Right provided herein and such secured party shall be subject to the provisions thereof including, but not limited to the obligation to provide a Transfer Notice prior to any disposition of any PAG Shares in satisfaction of any obligation secured thereby.

Section 4. Intentionally omitted.

Section 5. Term, Accord & Satisfaction, Releases. Except as to the provisions specifically set forth herein, all provisions of the Agreement have expired and all provisions thereof have been fully satisfied according to their terms. The execution of this Supplemental Agreement shall constitute a full accord and satisfaction with respect to the provisions of the Agreement which are not set forth in this Supplemental Agreement. With respect to the provisions hereof, the term shall continue for a period of twenty four (24) months from the earlier of:
(i) the date of the Closing; or (ii) the date upon which the Underwriter and Legacy shall agree to terminate the IPO (the "Term"). This Supplemental Agreement shall also constitute a mutual general release with respect to the terms and conditions set forth in the Agreement, but not with respect to any matters specifically arising out of the provisions of this Supplemental Agreement. Except with respect to the performance of the obligations set forth in this Supplemental Agreement, PAG and Legacy each fully and forever releases and discharges the other and their respective directors, officers, partners and agents from any and all claims, demands, causes of action, obligations, controversies, debts, damages, losses and liabilities of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, which they now own or hold or have at any time owned or held against each other or which they may have at any time in the future, arising out of or in any way related to the facts, events or circumstances described or set forth in the Agreement and any documents referred to therein.

         Section 1542 Waiver. To the extent that the foregoing releases are releases to which Section 1542 of the California Civil Code or similar provisions of other applicable law applies, it is the intention of the parties that the foregoing releases shall be effective as a bar to any and all actions, fees, damages, losses, claims, liabilities and demands of whatsoever character, nature and kind, known or unknown, suspected or unsuspected specified herein and in furtherance of this intention, the Parties expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code or similar provisions of applicable law which are as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Section 6. No Guarantee. The Parties agree that nothing in the Agreement or this Supplemental Agreement may be construed as a promise or guarantee about the outcome of any offering or sale of securities by Legacy.

Section 7. Confidential/Proprietary Information. PAG agrees that it will not disclose and will hold in confidence any and all documents, proprietary information and other matters owned by Legacy and brought to PAG's attention (collectively the "Information") by Legacy during the course of this Supplemental Agreement or the Agreement, whether in written or oral form. Without the prior written consent of Legacy, PAG agrees not to use the Information for any purpose other than the performance of the Services performed directly for Legacy, or to disclose the information to any third party, other than its agents described in Section 3 hereof. PAG, however, shall not be so restricted where (i) Information is now or becomes public through no fault of PAG, or (ii) PAG already had Information in its possession from its business dealings prior to the date of this Second Amended and Restated Agreement, or
(iii) PAG received Information from a third party on a non-confidential basis and not derived from Company.

Section 8. Notices. All notices and other communications required or permitted under this Supplemental Agreement shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, to the following addresses:

         If to LEGACY:

         Thomas E. Kees
         President and Chief Executive Officer
         Legacy Brands, Inc.
         2424 Professional Drive, Suite A
         Roseville, California 95661

         If to PAG:

         James E. Hock, Jr.
         President and Chief Executive Officer
         Pacific Acquisition Group, Inc.
         21800 Burbank Blvd., Third Floor
         Woodland Hills, CA 91367

         If to CBS:

         Stephen C. Kircher
         President and Chief Executive Officer
         Capitol Bay Securities, Inc.
         2424 Professional Drive
         Roseville, California 95661

or any other address as any party may, from time to time, designate by notice given in compliance with this section.

Section 9. Assignment. Neither this Supplemental Agreement nor any rights, duties or obligations hereunder shall be assigned by PAG without the prior written consent of Legacy. In the event of an assignment by PAG, consented to by Legacy, the assignee or his legal representative shall agree in writing with Legacy to personally assume, perform, and be bound by the obligations and agreements contained herein.

Section 10. Intentionally omitted.

Section 11. Intentionally omitted.

Section 12. Intentionally omitted.

Section 13. Attorney Fees. In the event of any arbitration, litigation or proceeding of any kind, between the parties to declare or enforce any provision of this Supplemental Agreement or the Agreement, the prevailing party or parties shall be entitled to recover from the losing party or parties, in addition to any other recovery and costs, reasonable attorney fees incurred in such litigation, in both the trial and in all appellate courts.

Section 14. Law Governing. This Supplemental Agreement shall be governed by and construed in accordance with the laws of the State of California.

Section 15. Computation of Time. In computing any period of time in this Supplemental Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

Section 16. Entire Agreement. This Supplemental Agreement, including exhibits hereto, contains the entire remaining understandings between the Parties with respect to the matters set forth herein and supersedes any prior understandings and agreements among them respecting the subject matter of this Supplemental Agreement, including, but not by way of limitation, the Second Amended and Restated Agreement.

Section 17. Agreement Binding. This Supplemental Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

Section 18. Arbitration. If at any time during the term of this Supplemental Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Supplemental Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

Section 19. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Supplemental Agreement.

Section 20. Counterparts. This Supplemental Agreement may be executed in several counterparts, all of which taken together shall constitute one and the same agreement, binding on all Parties hereto even though all Parties are not signatories to the original or the same counterpart.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Parties have executed this Supplemental Agreement as of the date first written above.

                        PACIFIC ACQUISITION GROUP, INC.,
                             a Colorado corporation



   /s/JAMES E. HOCK                            /s/JAMES E. HOCK
-----------------------------------          -----------------------------------
   James E. Hock, Jr.                          Corporate Secretary
   President, Chief Executive Officer



                              LEGACY BRANDS, INC.,
                            a California corporation


   /s/THOMAS E. KEES                           /s/CRAIG C. CONNERTY
-----------------------------------          -----------------------------------
   Thomas E. Kees                              Craig C. Connerty
   President, Chief Executive Officer          Corporate Secretary



                          CAPITOL BAY SECURITIES, INC.,
                            a California corporation
                     As to Sections 3.3.9 and 13 through 20


   /s/STEPHEN C. KIRCHER                       [SIG]
-----------------------------------          -----------------------------------
   Stephen C.  Kircher                         Corporate Secretary
   President, Chief Executive Officer